Exhibit 10.2

SUPPLEMENTARY AGREEMENT TO ENGAGEMENT AGREEMENT

This supplementary agreement to Engagement Agreement (this “Supplementary Agreement”), dated May 14th, 2016 is entered into by and among LAW Insurance Broker Co., Ltd., (the “Party A”) and Hui-Hsien Chao (the “Party B”) .

Party A and Party B are collectively referred to as the “Parties” and each a “Party” under this Supplementary Agreement.

WHEREAS, the Parties entered into the Engagement Agreement on May 10th, 2016 (the “2016 Chao Agreement”), pursuant to which, Articles 4 set forth that Party B is going provide operating and managing insurance agency service to the Party B and Party A agrees to pay execution bonus, long stay bonus, retirement pension and non-compete compensation.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions set forth herein, the Parties hereto agree as follows:

The Article 4 of the 2016 Chao Agreement shall not be effective until December 29, 2016.

Except amended by this Supplementary Agreement, any other provision of the 2016 Chao Agreement shall remain unchanged. This Supplementary Agreement together with the 2016 Chao Agreement and any subsequent amendment shall constitute the entire agreement among the Parties with respect to the subject matter of the Agreement and shall supersede all previous communications of the Parties in respect of the subject matter of the Agreement.

IN WITNESS WHEREOF the Parties hereto have executed this Supplementary Agreement as of the day and year first above written.

Party A: LAW Insurance Broker Co., Ltd. legal representative or principal (sealed by):	Party B (Sealed by): Hui-Hsien Chao,
Date: May 14th, 2016	Date: May 14th, 2016